UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2012

TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina		27560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At a special meeting of the shareholders (the “Special Meeting”) of Tekelec, a California corporation (the “Company”), held on January 25, 2012, the Company’s shareholders approved the proposal to approve the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 6, 2011, by and among Titan Private Holdings I, LLC, a Delaware limited liability company (the “Parent”), Titan Private Acquisition Corp., a California corporation (the “Merger Subsidiary”), and the Company, which provides for the merger of the Merger Subsidiary with and into the Company (the “Merger”), with the Company surviving the Merger and being a wholly owned subsidiary of Parent. The shareholders of the Company also voted to approve the proposal to adjourn or postpone the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement. The Special Meeting was not adjourned to a later date because there were sufficient votes at the time of the Special Meeting to approve the Merger Agreement. At the Special Meeting, the shareholders of the Company also approved a proposal to approve, on a non-binding, advisory basis, certain merger-related golden parachute compensation that will be paid or that may become payable to the Company’s named executive officers in connection with the Merger. The matters acted upon at the Special Meeting are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on December 19, 2011 (as supplemented by the Supplement to Proxy Statement filed with the SEC on January 19, 2012) pursuant to which proxies were solicited. There were 54,528,037 shares of the Company’s common stock present in person or represented by proxy at the Special Meeting, representing 78.62% of the shares entitled to vote at the Special Meeting. The final voting results for each proposal are set forth below:

Proposal 1: To approve the Merger Agreement.

For	Against	Abstain

54,221,406	256,700	49,931

Proposal 2: To approve the adjournment or postponement of the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement.

For	Against	Abstain

51,140,325	3,371,779	15,933

Proposal 3: To approve, on a non-binding, advisory basis, certain golden parachute compensation that will be paid or that may become payable to the Company’s named executive officers in connection with the Merger.

For	Against	Abstain

48,693,287	5,431,479	403,271

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec

Dated: January 25, 2012	By:	/s/ Ronald J. de Lange
Ronald J. de Lange
President and Chief Executive Officer

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